Exhibit (s)
Calculation of Filing Fee Tables

FORM N-2
(Form Type)

PROSPECT CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Preferred Stock	Rule 457(c) (1)	16,000,000	$17.69	$283,040,000.00	0.0001381	$39,087.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$283,040,000.00		$39,087.82
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$39,087.82
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(1)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees relating to the registrant’s Registration Statement No. 333-293349, which was filed with the Securities and Exchange Commission (the "SEC") on February 10, 2026 and automatically became effective upon filing with the SEC (the "Registration Statement"). The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the shares of the registrant’s 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock on May 1, 2026, as reported on the New York Stock Exchange. This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Table" in the Registration Statement. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.